Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275701

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

$125,000,000 of Class A Ordinary Shares

We are offering $125,000,000 of our Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), pursuant to an underwritten public offering of    Class A Ordinary shares and a concurrent direct offering of      Class A Ordinary shares. The public offering price in both offerings is $   per Class A ordinary share. This preliminary prospectus supplement covers the sale of the Class A ordinary shares under both of these offerings.

With respect to the underwritten public offering, we have granted the underwriters a 30-day option to purchase up to an additional 15% of the Class A ordinary shares sold in the underwritten public offering from us at the public offering price, less the underwriting discount.

Certain investment entities, including entities affiliated with our Chairman and holders of more than 10% of our outstanding capital stock, have expressed an interest in purchasing an aggregate of up to approximately $100 million in shares of our Class A ordinary shares in these offerings. These entities may purchase in either the underwritten offering or in the concurrent registered direct offering. However, because indications of interest are not binding agreements or commitments to purchase, we and the underwriters could determine to sell more, fewer or no shares to any of these potential purchasers, and any of these potential purchasers could determine to purchase more, fewer or no shares in this offering.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “PROK.” On June 10, 2024, the last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market was $3.02 per share.

Tolerantia LLC (“Tolerantia”) effectively controls a majority of the voting power of ProKidney Corp. with respect to the election, appointment or removal of any director. Additionally, Pablo Legorreta, as Chairperson of the Board, is affiliated with and majority owns and controls Tolerantia. As a result, we will continue to be a “controlled company” as defined under the Nasdaq corporate governance standards. See “Prospectus Supplement Summary—Status as a Controlled Company.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company disclosure standards. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our Class  A ordinary shares involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-9 of this prospectus supplement and the documents incorporated by reference herein.

	PER CLASS A ORDINARY SHARE	Total
Public offering price	$	$
Underwriting discount(1)(2)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
(2)	No underwriting fees will be paid with respect to shares sold (i) to existing investors in the underwritten offering and (ii) in the concurrent registered offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Class A ordinary shares in the underwritten public offering to purchasers on or about    , 2024. The Class A ordinary shares sold in the concurrent direct offering will be delivered by us to the investors on or about    , 2024.

Joint Book-Running Managers

Jefferies	J.P. Morgan	Guggenheim Securities

Co-Manager

PJT Partners

June   , 2024

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of the underwritten public offering and the concurrent direct offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to the underwritten public offering or the concurrent direct offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement or contained in any permitted free writing prospectuses we have authorized for use in connection with the underwritten public offering and the concurrent direct offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our Class A ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement in making your investment decision. You should read this prospectus supplement, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with the underwritten public offering and the concurrent direct offering, before investing in our Class A ordinary shares.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not, and the underwriters are not, offering to sell, and seeking offers to buy, our Class A ordinary shares in any jurisdictions where such offers and sales are not permitted. The distribution of this prospectus supplement and the offering of our Class A ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our Class A ordinary shares and the distribution of this prospectus supplement outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Class A ordinary shares to which it relates, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while management is responsible for the accuracy of such information and believes that information contained in the industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement, including the documents incorporated by reference herein, includes statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and described in described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the subsequent documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus supplement completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Information.”

As used in this prospectus supplement, unless the context indicates or otherwise requires, “our Company”, “the Company”, “ProKidney”, “we”, “us”, and “our” refer to ProKidney Corp., a Cayman Islands exempted company, and its consolidated subsidiaries.

We have a registered trademark for REACT®) (also referred to as rilparencel). All other trademarks, trade names and service marks included in this prospectus supplement are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the underwritten public offering and the concurrent direct offering of our securities under this prospectus supplement. We urge you to read this entire prospectus supplement and accompanying prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About ProKidney Corp.

We are a clinical-stage biotechnology company with a transformative proprietary cell therapy platform that has the potential to treat multiple chronic kidney diseases using a patient’s own cells isolated from the patient intended for treatment. Our approach seeks to redefine the treatment of chronic kidney disease (CKD), shifting the emphasis away from management of kidney failure to the preservation of kidney function. Our lead product candidate, rilparencel (which we sometimes refer to as REACT®), is designed to preserve kidney function in a CKD patient’s diseased kidneys. Rilparencel is a product that includes autologous Selected Renal Cells (SRC) prepared from a patient’s own, autologous, renal cells. Rilparencel is injected into the patient’s own kidneys using a minimally invasive outpatient procedure that might be repeatable, if necessary.

We are currently conducting a global Phase 3 development program and multiple Phase 2 clinical trials for rilparencel in subjects with moderate to severe kidney disease caused by diabetes. We recently reported final results of one of these Phase 2 studies, RMCL-002, in May 2024. In this study of 83 participants with chronic kidney disease caused by type 2 diabetes, rilparencel showed the potential to preserve kidney function, with the most notable potential benefit shown in patients who had the highest risk of kidney failure (Stage 4 CKD with moderate to severe albuminuria). Rilparencel has been generally well tolerated by subjects in Phase 1 and 2 clinical testing with a safety profile similar to that of a kidney biopsy, a standard medical procedure used to diagnose, monitor or treat problems related to the kidney.

We are initially pursuing the development of rilparencel in the United States for use in patients with moderate to severe CKD caused by type 2 diabetes. We estimate that approximately 36-37 million adults, representing approximately 14% of the U.S. adult population, currently suffer from CKD. Chronic kidney disease is segmented into five CKD stages, from mild (CKD stage 1) to severe (CKD stage 5 or kidney failure). With respect to those patients with stage 3b and 4 CKD caused primarily by diabetes, we estimate that approximately 1.2 to 1.8 million patients could be eligible for treatment with rilparencel in the United States. The phase 3 developmental program includes other countries in North America, Europe, Latin and South America, and Asia Pacific. Rilparencel has received Regenerative Medicine Advanced Therapy (RMAT) designation from the United States Food and Drug Administration.

Since our inception, we have devoted substantially all of our resources to raising capital, organizing and staffing our company, business and scientific planning, conducting discovery and research activities, establishing and protecting our intellectual property portfolio, preparing and conducting clinical trials, establishing arrangements with third parties for the manufacture of component materials, and providing general and administrative support for these operations. We do not have any product candidates approved for sale and have not generated any revenue from product sales.

Recent Developments

On June 10, 2024, we announced positive interim results for our REGEN-007 Phase 2 Trial as well as certain clinical and operational updates.

REGEN-007 Phase 2 Trial Interim Efficacy & Safety Data

REGEN-007 is an ongoing multi-center Phase 2 open-label 1:1 randomized two-armed trial in patients with diabetes and CKD who have an estimated glomerular filtration rate (“eGFR”) of 20—50 mL/min/1.73m². At randomization, patients are allocated to two treatment groups using different dosing regimens. Group 1 replicates the dosing schedule for our Phase 3 clinical study program in which patients receive two rilparencel injections – one in each kidney, three months apart. Group 2 tests an exploratory dosing regimen to investigate whether physiological triggers, rather than a time-based trigger, could optimize multiple administrations of rilparencel. In Group 2, which serves as an exploratory dosing regimen cohort, patients receive a single rilparencel dose in one kidney and a second dose in the contralateral kidney only if triggered by a sustained eGFR decline of ≥ 20%, and/or an increase in the urine albumin to creatinine ratio (“UACR”) from baseline of ≥ 30% and ≥ 30 mg/g.

In Group 1, as of May 7, 2024, patients with at least 12 months follow-up after the second injection of rilparencel (n=13) showed stabilized kidney function for 18 months (average eGFR change from baseline to 18 months was -1.3 ml/min/1.73m2). Importantly, similar results were observed in a subset of these patients (n=10) who met key inclusion criteria currently used in our Phase 3 clinical study program (average eGFR change from baseline to 18 months was -0.6 ml/min/1.73m2). Additional analyses will be performed as Group 1 data matures.

Twenty-five patients received at least one rilparencel injection in Group 2; 12 patients received a second rilparencel injection based on eGFR criteria (n=3) or UACR criteria (n=9). Patients in Group 2 who received two injections are scheduled to have up to 18 months of follow-up after their second injection. No rilparencel-related serious adverse events were observed across all patients in the study who received at least one rilparencel injection (n=49).

Clinical and Operational Updates

•	Effective June 1, 2024, we resumed manufacturing for U.S. and non-European clinical study sites

•

We anticipate a potential QP Declaration of Equivalence to EU Good Manufacturing Practices (“GMPs”) to be received by the end of June 2024 which will allow us to ship rilparencel to clinical study sites in Europe

•	In our PROACT 1 study, we resumed screening patients under an amended protocol that has been enriched with higher risk patients

•	In our PROACT 2 study, we recently activated sites in Spain in anticipation of receipt of the QP Declaration of Equivalence to EU GMPs

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Documents by Reference” on page S-36 of this prospectus supplement.

Our Corporate Information

Prior to July 11, 2022, we were a blank check company incorporated with limited liability under the laws of the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We entered into a business combination agreement, dated as of January 18, 2022 with ProKidney LP (“PKLP”) (the “Business Combination”). As a result of the closing (the “Closing”) of the Business Combination, our name was changed from Social Capital Suvretta Holdings Corp. III to ProKidney Corp. We are organized in an umbrella partnership corporation (“Up-C”) structure, and the Company’s direct assets consist of common units in the combined company and all of the issued and outstanding equity interests of ProKidney Corp. GP Limited, which became the general partner of PKLP upon the Closing. Substantially all of the operating assets and business of the Company are held or conducted indirectly through PKLP. Our corporate headquarters are located at 2000 Frontis Plaza Boulevard, Suite 250, Winston-Salem, North Carolina 27103 and our telephone number is (336) 999-7029. We maintain a website at www.prokidney.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC..

Implications of Being Controlled Company

Tolerantia effectively controls a majority of the voting power of ProKidney Corp. with respect to the election, appointment or removal of any director. Additionally, Pablo Legorreta, as Chairperson of the Board, is affiliated with and majority owns and controls Tolerantia. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards and are not subject to the requirements that would otherwise require us to have: (i) a majority of our board of directors consist of independent directors, (ii) subject to the exception pursuant to Nasdaq Listing Rule 5605(b)(2), our board of directors have a compensation committee that is composed of at least two members, each of whom is an independent director, with a written charter addressing the committee’s purpose and responsibilities and (iii) director nominees must be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or by a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Pursuant to the requirements under the Business Combination Agreement, a majority of the directors of the Board are “independent” directors for the purposes of the Nasdaq Listing Rules, but for at least some period following the Business Combination, we may utilize the other exemptions described above.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) reduced disclosure obligations regarding executive compensation, and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following July 2, 2026, the fifth anniversary of our initial public offering (consummated as Social Capital Suvretta Holdings Corp. III); (b) in which we have total annual gross revenue of at least $1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates equals or exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERINGS

Class A ordinary shares offered by us	Class A ordinary shares.

Option to purchase additional Class A ordinary shares	We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional Class A ordinary shares.

Concurrent direct offering	We expect to issue shares to certain investors in a concurrent direct offering at the public offering price per share and on the same terms as the other purchasers in this offering. We will receive the full proceeds from the sale and will not pay any underwriting discounts or commissions with respect to the shares that are sold in the concurrent registered direct offering. The underwritten public offering is not contingent on the closing of the concurrent direct offering, and the concurrent direct offering is not contingent on the closing of the underwritten public offering.

Class A ordinary shares to be outstanding immediately after the underwritten and concurrent direct offering:	Class A ordinary shares (as more fully described in the notes following this table).

Class B ordinary shares to be outstanding
immediately after the underwritten
and concurrent direct offering

Use of Proceeds	We intend to use the net proceeds from the underwritten offering and the concurrent direct offering for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. See “Use of Proceeds.”

Risk Factors	Investing in our Class A ordinary shares involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our Class A ordinary shares.

Nasdaq Capital Market symbol	“PROK”

The number of ordinary shares to be outstanding after the underwritten public offering and the concurrent direct offering is based on an aggregate of 61,621,330 of our Class A ordinary shares and 167,723,553 of our Class B ordinary shares outstanding as of March 31, 2024 and excludes:

•	2,312,356 Class B ordinary shares issuable upon the settlement of restricted share units as of March 31, 2024;

•	17,500,000 Class A ordinary shares issuable upon the vesting of earnout restricted share rights outstanding as of March 31, 2024;

•	20,339,077 Class A ordinary shares issuable upon the exercise of time-vested options outstanding as of March 31, 2024, at a weighted average exercise price of $5.98 per share;

•	1,506,250 Class A ordinary shares issuable upon the exercise of performance-vested options outstanding as of March 31, 2024, at a weighted average exercise price of $1.55 per share; and

•	20,809,971 Class A ordinary shares reserved for future issuance under the ProKidney Corp. 2022 Incentive Equity Plan (the “2022 Plan”) as of March 31, 2024.

Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) no exercise by the underwriters of their option to purchase additional Class A ordinary shares in the underwritten offering, (ii) no exercise of the outstanding stock options or settlement of restricted share units subsequent to March 31, 2024; and (iii) no conversion of Class B ordinary shares into Class A ordinary shares subsequent to March 31, 2024.

RISK FACTORS

Investing in our Class A ordinary shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our Class A ordinary shares could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to the Offerings and Our Class A Ordinary Shares

If you purchase Class A ordinary shares in the underwritten public offering or concurrent registered direct offering, you may incur immediate dilution of your investment.

The public offering price of our Class A ordinary shares may exceed the net tangible book value per share of our Class A ordinary shares. After the sale of an aggregate of    Class A ordinary shares at a price of $    per share, for aggregate gross proceeds of $    , and after deducting estimated offering commissions and offering expenses payable by us, you would experience immediate accretion of $    per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2024 after giving effect to the underwritten public offering and the concurrent direct offering. The exercise of outstanding options and vesting of restricted share units would result in dilution of your investment. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Our management will have broad discretion over the use of the net proceeds from the underwritten public offering and the concurrent direct offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from the underwritten public offering and the concurrent direct offering and could use them for purposes other than those contemplated at the time of the underwritten public offering and the concurrent direct offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

Because we do not anticipate paying any cash dividends on our Class A ordinary shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our Class A ordinary shares. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our Class A ordinary shares will provide a return to shareholders.

The market price of our Class A ordinary shares is likely to be highly volatile, and our shareholders may lose some or all of their investment.

The market price of our Class A ordinary shares is likely to be highly volatile, including in response to factors that are beyond our control. The stock market in general experiences extreme price and volume fluctuations. In particular, the market prices of securities of pharmaceutical and biotechnology companies are extremely volatile, and experience fluctuations that are often unrelated or disproportionate to the operating performance of these companies. These broad and sector-specific market fluctuations can result in extreme fluctuations in the price of our Class A ordinary shares, regardless of our operating performance, and can cause our shareholders to lose some or all of their investment in the Company.

We may incur significant costs from class action litigation due to share volatility.

Our share price may fluctuate for many reasons, including as a result of public announcements regarding the progress of our development efforts or the development efforts of our collaborators and/or competitors, the addition or departure of our key personnel, variations in our quarterly operating results and changes in market valuations of pharmaceutical and biotechnology companies. Holders of shares which have experienced significant price and trading volatility have occasionally brought securities class action litigation against the companies that issued the shares. If any of our shareholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management, which could harm our business.

Sales of additional Class A ordinary shares could cause the price of our Class A ordinary shares to decline.

Sales of substantial amounts of our Class A ordinary shares in the public market, or the availability of such shares for sale, by us or others, including the issuance of Class A ordinary shares upon exercise of outstanding options, or the perception that such sales could occur, could adversely affect the price of our Class A ordinary shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our Class A ordinary shares may depend in part on the research and reports that securities or industry analysts publish about us or our business. If too few securities or industry analysts cover our company, the trading price for our Class A ordinary shares would likely be negatively impacted. If one or more of the analysts who cover us downgrade our Class A ordinary shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Class A ordinary shares could decrease, which might cause our share price and trading volume to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this prospectus supplement, the prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, potential results of our drug development efforts or trials, the effects of competition and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward- looking statements, although not all forward- looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:

•	our ability to maintain the listing of our Class A ordinary shares on the Nasdaq Capital Market;

•	our ability to manage our growth effectively;

•	the success, cost and timing of our product development activities;

•	the potential attributes and benefits of our product candidates, and if approved, our products;

•	our ability to manufacture rilparencel, our lead product candidate;

•	our ability to obtain our QP Declaration of Equivalence in a timely manner;

•	our ability to obtain and maintain regulatory clearances or approvals for our products, and any related restrictions and limitations of any cleared or approved product;

•	our ability to identify, in-license or acquire additional technology;

•	our ability to maintain our existing license, manufacturing and supply agreements;

•	our reliance on third parties to conduct, supervise and monitor a certain portion of our research and nonclinical testing and clinical trials for rilparencel;

•	our ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease;

•	the size and growth potential of the markets for our products, if approved, and the ability of each to serve those markets, either alone or in partnership with others;

•	changes in applicable laws or regulations;

•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•	our ability to raise financing in the future;

•	our financial performance;

•	our intellectual property rights;

•	security breaches with respect to computer systems;

•	economic downturns and political and market conditions beyond our control;

•	the anticipated use of proceeds from the underwritten public offering and the concurrent direct offering; and

•	other factors detailed under the section titled “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this prospectus supplement and of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds from the underwritten public offering and the concurrent direct offering will be approximately $     (or $     if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from these offerings for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses.

Our expected use of the net proceeds from the underwritten public offering and the concurrent direct offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research, preclinical and clinical development programs, whether we are able to enter into future collaborations, and any unforeseen delays or cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue these planned trials and activities or other development activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment- grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not paid any cash dividends on our Class A ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated June    , 2024, among us and Jefferies LLC, J.P Morgan Securities LLC and Guggenheim Securities, LLC, as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of Class A ordinary shares shown opposite its name below:

Underwriter	Number of Class A Ordinary Shares
Jefferies LLC	$
J.P. Morgan Securities LLC
Guggenheim Securities, LLC
PJT Partners LP

Total	$

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the Class A ordinary shares if any of them are purchased. The underwritten public offering is not contingent on the closing of the concurrent direct offering, and the concurrent direct offering is not contingent on the closing of the underwritten public offering. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Class A ordinary shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A ordinary shares, that you will be able to sell any of the Class A ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the Class A ordinary shares subject to their acceptance of the Class A ordinary shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the Class A ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $    per Class A ordinary share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with the underwritten public offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Class A ordinary shares.

	Per Class A Ordinary Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us(1)	$	$	$	$
Proceeds to us, before expenses(1)	$	$	$	$

(1)

The underwriters will not receive any discounts or commissions with respect to shares sold (i) to existing investors in the underwritten public offering and (ii) in the concurrent registered direct offering.

We estimate expenses payable by us in connection with the underwritten offering and the concurrent registered direct offering, other than the underwriting discounts and commissions referred to above, will be approximately $    .

PJT Partners LP is also acting as our financial advisor in connection with the underwritten offering and concurrent registered direct offering, for which PJT Partners LP is entitled to receive a fee upon the successful completion of the offerings. Such fee is included in our calculation of the estimated expenses payable by us in connection with the underwritten offering and the concurrent registered direct offering.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “PROK”.

Option to Purchase Additional Class A Ordinary Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of    Class A ordinary shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional Class A ordinary shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers, directors and certain of our shareholders have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer to sell, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially; or

•

enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk or ownership of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; or

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

•

publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and J.P. Morgan Securities LLC

This restriction terminates after the close of trading of the ordinary shares on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC and J.P. Morgan Securities LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement providing consent to the sale of ordinary shares prior to the expiration of the lock-up period.

The foregoing restrictions do not apply to: (i) transfers by the securityholders as a gift to a family member or to a trust whose beneficiaries consist exclusively of one or more of the securityholders and/or a family member, provided that (A) such transfer is not for value, (B) if required during the lock-up period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (i), and (C) the securityholder does not otherwise voluntarily effect any other public filing or report regarding such transfers during the lock-up period; (ii) transfers by the securityholders by will or intestate succession to a family member or to a trust whose beneficiaries consist exclusively of one or more of the securityholders and/or a family member; (iii) transfers by the securityholders by operation of law, or pursuant to an order of a court or regulatory agency, including pursuant to a domestic order or divorce settlement; provided that (A) if required during the lock-up period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (iii), and (B) the securityholder does not otherwise voluntarily effect any other public filing or report regarding such transfers during the lock-up period; (iv) transfers by the securityholders to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which, in each case, are held by the securityholder and such transfer is not for value; (v) if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, the transfers by the securityholder to another corporation, partnership, limited liability company, trust or other business entity so long as the transferee is an affiliate of the securityholder and such transfer is not for value; (vi) transfers through the exercise, vesting or settlement of share options or other performance or share rights granted under our equity incentive plans described in this prospectus supplement by the securityholder, provided that the underlying ordinary shares and/or related securities shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement, and provided further, if required during the lock-up period, any public report or filing shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a share option or right and that no ordinary shares or related securities were sold by the reporting person; (vii) transfers to us (A) to satisfy tax withholding and remittance obligations of the securityholder in connection with the vesting or exercise of equity awards granted pursuant to our equity incentive plans; or (B) pursuant to a net exercise or cashless exercise by the securityholder of outstanding equity awards pursuant to our equity incentive plans, provided that any ordinary shares or related securities received as a result of such exercise, vesting or settlement shall remain subject to the terms of the lock-up agreement, and provided further, if required during the lock-up period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (vii); (viii) the transfer of ordinary shares or related securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the ordinary shares or related securities involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the ordinary shares and related securities owned by the securityholder shall remain subject to the restrictions contained in the lock-up agreement; (ix) transfers of ordinary shares or related securities to us in connection with the repurchase of such ordinary shares or related securities by us upon the termination of the securityholder’s employment or other service with us pursuant to agreements under which we have the option to repurchase such ordinary shares or related securities as in in effect as of the date of this prospectus supplement; and (x) pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act prior to the date hereof, which trading plan shall not be amended during the lock-up period but may be terminated during the lock-up period. Furthermore, the restrictions set forth above to not apply to our issuance of the Class A ordinary shares sold in the concurrent registered direct offering or to sales of our Class A ordinary shares pursuant to our Open Market Sale Agreement, dated January 19, 2024, with Jefferies LLC; provided that such sales occur at least 30 days following the date of this prospectus supplement.

Notwithstanding the foregoing, in the case of any transfer described in clauses (i), (ii), (iv) and (v) above, it shall be a condition to such transfer that (A) any such transferee executes and delivers to the representatives a lock-up agreement stating that such transferee is receiving and holding such ordinary shares or related securities subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such ordinary shares or related securities, engage in any swap or engage in any other activities restricted under the lock-up agreement; and (B) except in the case of clause (i) above, prior to the expiration of the lock-up period, no public disclosure or filing by any party under the Exchange Act, shall be required or shall be made voluntarily, reporting a reduction in beneficial ownership of ordinary shares or related securities in connection with such transfer.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Class A ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Class A ordinary shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Class A ordinary shares or purchasing our Class A ordinary shares in the open market. In determining the source of Class A ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of Class A ordinary shares available for purchase in the open market as compared to the price at which they may purchase Class A ordinary shares through the option to purchase additional Class A ordinary shares.

“Naked” short sales are sales in excess of the option to purchase additional Class A ordinary shares. The underwriters must close out any naked short position by purchasing Class A ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of Class A ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the Class A ordinary shares. A syndicate covering transaction is the bid for or the purchase of Class A ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A ordinary shares or preventing or retarding a decline in the market price of our Class A ordinary shares. As a result, the price of our Class A ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Class A ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Class A ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, we are a party to an Open Market Sale Agreement, dated January 19, 2024, with Jefferies LLC, pursuant to which we may offer and sell an aggregate of up to $100,000,000 of our Class A ordinary shares from time to time through Jefferies LLC, acting as sales agent, under an “at the market offering” program.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the Class A ordinary shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the Class A ordinary shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Class A ordinary shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the Financial Conduct Authority, except that the Class A ordinary shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA.

provided that no such offer of the Class A ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

(A)	Resale Restrictions

The distribution of Class A ordinary shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our Class A ordinary shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of Class A ordinary shares.

(B)	Representations of Canadian Purchasers

By purchasing our Class A ordinary shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase our Class A ordinary shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C)	Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)	Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)	Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)	Taxation and Eligibility for Investment

Canadian purchasers of Class A ordinary shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in our Class A ordinary shares in their particular circumstances and about the eligibility of our Class A ordinary shares for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of Class A ordinary shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (b) where no consideration is or will be given for the transfer, (c) where the transfer is by operation of law, (d) as specified in Section 276(7) of the SFA, or (e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities

Mexico

THE CLASS A ORDINARY SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES) AND THEREFORE, MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE CLASS A ORDINARY SHARES MAY BE OFFERED IN MEXICO TO INVESTORS THAT QUALIFY AS INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH UNDER ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES).

PLAN OF DISTRIBUTION

We are selling      Class A ordinary offered under this prospectus supplement in a concurrent registered direct offering to certain investors at a price of $     per Class A ordinary share. We have entered into share purchase agreements, dated as of June  , 2024, or Share Purchase Agreements, with the investors relating to the sale of these Class A ordinary shares. The Class A ordinary shares issued in the concurrent direct offering will be sold at the same public offering price per share as the shares sold in the underwritten public offering. The underwritten public offering is not contingent on the closing of the concurrent direct offering, and the concurrent direct offering is not contingent on the closing of the underwritten public offering.

On or about the closing date, we will issue the Class A ordinary shares to the investors and we will receive proceeds (before expenses) in the amount of approximately $    million.

The shares are being offered directly to the investors without a placement agent, underwriter, broker or dealer.

The representations, warranties and covenants contained in the Share Purchase Agreements were made solely for the benefit of us and the investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

A form of the Share Purchase Agreements will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “PROK”.

CERTAIN MATERIAL U.S. FEDERAL INCOME AND CAYMAN ISLANDS TAX CONSIDERATIONS

The following summary of certain United States federal and Cayman Islands income tax consequences of the acquisition, ownership and disposition of our Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation. This summary does not address all possible tax consequences relating to an investment in our Class A ordinary shares, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of acquiring, owning and disposing of our Class A ordinary shares.

Material U.S. Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Class A ordinary shares to U.S. Holders (as defined below). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (“Code”), final, temporary and proposed Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein or that a court would not sustain any such challenge. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of the Class A ordinary shares who are initial purchasers of such ordinary shares pursuant to this offering and hold the Class A ordinary shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion assumes that any distributions made by ProKidney on the Class A ordinary shares and any consideration received by a holder in consideration for the sale or other disposition of the Class A ordinary shares will be in U.S. dollars.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to state and local tax consequences, estate and gift tax consequences, the alternative minimum tax (including the 15% minimum tax applicable to the adjusted financial statement income of certain corporations), the Medicare contribution tax on certain net investment income or any other tax other than the income tax, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	banks, insurance companies and certain other financial institutions;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities, governments or agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates and former citizens or long-term residents of the United States;

•	persons who own, have owned, or will own (directly or through attribution) 10% or more (by vote or value) of our shares;

•	persons that acquired our Class A ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our Class A ordinary shares;

•	persons holding our Class A ordinary shares as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•

partnerships (or entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such partnerships or other pass-through entities;

•

persons subject to special tax accounting rules who are required to take any item of gross income with respect to the Class A ordinary shares into account no later than when it is taken into account in an applicable financial statement; and

•	persons that are resident or ordinarily reside in, have a permanent establishment in or conduct business in a jurisdiction outside the United States.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Class A ordinary shares, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Class A ordinary shares, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Class A ordinary shares.

We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of our Class A ordinary shares who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

This discussion is for general information only and is not intended to be, and may not be construed as, tax advice. This discussion is only a summary of certain U.S. federal income tax considerations associated with the acquisition, ownership and disposition of our Class A ordinary shares. Accordingly, all prospective holders of our Class A ordinary shares should consult their tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of our Class A ordinary shares, including the applicability of U.S. federal, state, local and non-U.S. tax laws.

Taxation of Distributions

Subject to the discussion below under “—PFIC Considerations” regarding “excess distributions” (as defined below), if we pay distributions in cash or other property to U.S. Holders of our Class A ordinary shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, which will generally be includible in such holder’s taxable income as ordinary dividend income on the day on which such holder actually or constructively receives the dividend. Distributions in excess of current and accumulated earnings and profits will first constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A ordinary shares. There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the Class A ordinary shares will constitute ordinary dividend income. Dividends paid on our Class A ordinary shares will not generally be eligible for any dividends-received deduction allowed to U.S. corporations under the Code.

Because we believe it is likely that ProKidney will be a “passive foreign investment company,” as defined below, (“PFIC”) for its current taxable year (as discussed below under “—PFIC Considerations—PFIC Status of ProKidney”), dividends ProKidney pays to a non-corporate U.S. Holder generally will not constitute “qualified dividends” that would be taxable at a reduced rate. U.S. Holders are urged to consult with their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares

Subject to the discussion below under “—PFIC Considerations,” upon a sale or other taxable disposition of our Class A ordinary shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A ordinary shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A ordinary shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital.

PFIC Considerations

Definition of a PFIC. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

PFIC Status of ProKidney. Based upon the composition of its income and assets, and upon a review of its financial statements and financial projections, ProKidney believes that it likely was a PFIC for its most recent taxable year ended on December 31, 2023 and will likely be considered a PFIC for its current taxable year.

If we were considered a PFIC at any time during a U.S. Holder’s holding period for Class A ordinary shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we have ceased to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” or “purging” election under the PFIC rules. If such election is made, the U.S. Holder will be deemed to have sold its Class A ordinary shares at their fair market value on the last day of the last taxable year in which we were a PFIC, and any gain from the deemed sale would be subject to the rules described in the following paragraph. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the Class A ordinary shares with respect to which such election was made will not be treated as shares in a PFIC. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are (or were to become) and then cease to be a PFIC, and such election becomes available.

In the event that we are classified as a PFIC in any year during a U.S. Holder’s holding period for our Class A ordinary shares and the U.S. Holder has not timely made for the first taxable year in which the U.S. Holder owned such Class A ordinary shares or in which ProKidney was a PFIC, whichever is later, (a) a QEF Election (as defined below), or (b) a mark-to-market election (as described below) with respect to such Class A ordinary shares, then any gain recognized by the U.S. Holder on a sale or other disposition (including certain pledges) of our Class A ordinary shares (including a deemed sale described above), as well as the amount of any “excess distribution” (as defined below) received by such holder, would be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on its Class A ordinary shares in a taxable year exceeds 125% of the average of the annual distributions on the Class A ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CLASS A ORDINARY SHARES.

QEF Election and Mark-to-Market Election

If we are a PFIC for any taxable year during which a U.S. Holder holds Class A ordinary shares, in lieu of being subject to the tax and interest charge rules discussed above, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such Class A ordinary shares are “marketable.” Class A ordinary shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the Class A ordinary shares generally will be considered regularly traded during a calendar year if they are traded, other than in de minimis quantities, on at least 15 days during each quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. However, because a mark-to-market election cannot be made for any lower-tier PFICs that we may, in the future, own, a U.S. Holder will generally continue to be subject to the PFIC rules discussed above with respect to such holder’s indirect interest in any investments we may, in the future, hold that are treated as an equity interest in a PFIC for United States federal income tax purposes. As a result, it is possible that any mark-to-market election will be of limited benefit.

If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, such U.S. Holder will include in ordinary income the excess of the fair market value of such U.S. Holder’s Class A ordinary shares at the end of the year over such U.S. Holder’s adjusted tax basis in the Class A ordinary shares. Such U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such U.S. Holder’s adjusted tax basis in the Class A ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain such U.S. Holder recognizes upon the sale or other disposition of such U.S. Holder’s Class A ordinary shares will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election.

A U.S. Holder’s adjusted tax basis in the Class A ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules discussed above. If a U.S. Holder makes an effective mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Class A ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

If a U.S. Holder makes a “qualified electing fund” election with respect to the Class A ordinary shares for the taxable year that is the first year in the U.S. Holder’s holding period of our Class A ordinary shares during which ProKidney was a PFIC (a “QEF Election”), the U.S. Holder generally will include in gross income its pro rata share of our ordinary earnings (as ordinary income) and net capital gain (as long-term capital gain), in each case whether or not actually distributed, on a current basis, and the U.S. Holder’s adjusted basis in the Class A ordinary shares will be increased by the amounts so included in gross income. Any subsequent distribution by us that is paid out of the earnings and profits that were previously so included in gross income of the U.S. Holder generally will not be taxable as a dividend to the U.S. Holder, and the U.S. Holder’s adjusted basis in the Class A ordinary shares will decrease by the amount of the distribution not treated as a taxable dividend. If a U.S. Holder has timely made a QEF Election (as described above), any gain such U.S. Holder recognizes upon the sale or other disposition of the Class A ordinary shares generally will be treated as capital gain, and no interest charge will be imposed.

A U.S. Holder’s ability to make a QEF Election (or a QEF Election along with a purging election) with respect to ProKidney is contingent upon, among other things, the provision by ProKidney of a “PFIC Annual Information Statement” (within the meaning of the applicable Treasury Regulations) to such U.S. Holder. ProKidney will endeavor to provide to a U.S. Holder such information upon request. There is no assurance, however, that ProKidney will timely provide such information.

If a U.S. Holder owns Class A ordinary shares during any year in which we are treated as a PFIC with respect to such U.S. Holder and the U.S. Holder recognizes gain on a disposition of such Class A ordinary shares or receives distributions with respect to such Class A ordinary shares, the U.S. Holder generally will be required to file an IRS Form 8621 with respect to us, generally with the U.S. Holder’s federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE.

Foreign Financial Asset Reporting

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Class A ordinary shares) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Treasury Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Class A ordinary shares, including the application of the rules to their particular circumstances.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Class A ordinary shares and backup withholding may also apply. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will generally be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished by such U.S. Holder to the IRS in a timely manner.

EACH PROSPECTIVE INVESTOR IN OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law. Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares. An instrument of transfer in respect of Class A ordinary shares is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Government of the Cayman Islands in the following form:

The Tax Concessions Act

(as amended) Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (as amended), the following undertaking is hereby given to the Company:

1. That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 On or in respect of the shares, debentures or other obligations of the Company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (as amended).

These concessions shall be for a period of 20 years from the date hereof.

LEGAL MATTERS

Walkers (Cayman) LLP will pass upon the validity of the securities offered in this prospectus supplement with respect to the Class A ordinary shares and matters of Cayman Islands law. Davis Polk & Wardwell LLP will be representing us in regards to certain matters governed by U.S. law in connection with the underwritten offering and the concurrent registered direct offering. The underwriters are being represented in this offering by Paul Hastings LLP, New York, New York.

EXPERTS

The consolidated financial statements of ProKidney Corp. appearing in ProKidney Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at http://www.prokidney.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 10, 2024;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024 that are deemed “filed” with the SEC under the Exchange Act;

•	our Current Reports on Form 8-K, filed with the SEC on January 19, 2024, February 12, 2024, March 25, 2024, May 31, 2024 and June 10, 2024;

•

the description of our Class  A ordinary shares contained in our registration statement on Form 8-A12B filed June 29, 2021, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

ProKidney Corp.

c/o 2000 Frontis Plaza Blvd, Suite 250

Winston-Salem, NC 27103

Attn: Todd Girolamo

Telephone: (336) 999-7028

You may also access these documents on our website, http://www.prokidney.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

ProKidney Corp.

$500,000,000

CLASS A ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $500,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A ordinary shares or preference shares upon conversion of or exchange for the debt securities; Class A ordinary shares upon conversion of or exchange for preference shares; or Class A ordinary shares, preference shares or debt securities upon the exercise of warrants or rights; or any combination of these securities.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “PROK.” On November 21, 2023, the last reported sale price of our Class A ordinary shares was $1.86 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer our Class A ordinary shares and preference shares, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “ProKidney,” “PROK,” “the Company,” “we,” “us,” “our” and similar terms refer to ProKidney Corp. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About ProKidney Corp.

We are a clinical-stage biotechnology company with a transformative proprietary cell therapy platform capable of treating multiple chronic kidney diseases using a patient’s own cells isolated from the patient intended for treatment. Our approach seeks to redefine the treatment of chronic kidney disease (“CKD”), shifting the emphasis away from management of kidney failure to the preservation of kidney function. Our lead product candidate, REACT, is a product that includes selected renal cells (“SRCs”) prepared from a patient’s own, autologous, renal cells. REACT is injected into the patient’s own kidneys using a minimally invasive outpatient procedure that can be repeated if necessary.

We are currently conducting a Phase 3 development program and multiple Phase 2 clinical trials for REACT in subjects with moderate to severe diabetic kidney disease. We have recently reported interim results of one of these Phase 2 studies. In this study of 83 participants with CKD caused by Type 2 diabetes, REACT showed the potential to preserve kidney function for up to 30 months. We also recently completed a Phase 1 clinical trial for REACT in subjects with congenital anomalies of the kidney and urinary tract. REACT has been generally well tolerated by subjects in Phase 1 and 2 clinical testing with a safety profile similar to that of kidney biopsy, a standard medical procedure used to diagnose, monitor or treat problems related to the kidney. REACT has received Regenerative Medicine Advanced Therapy designation from the United States Food and Drug Administration.

Since our inception, we have devoted substantially all of our resources to raising capital, organizing and staffing our company, business and scientific planning, conducting discovery and research activities, establishing and protecting our intellectual property portfolio, preparing and conducting clinical trials, establishing arrangements with third parties for the manufacture of component materials, and providing general and administrative support for these operations. We do not have any product candidates approved for sale and have not generated any revenue from product sales.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 27 of this prospectus.

Our Corporate Information

Prior to July 11, 2022, we were a blank check company incorporated with limited liability under the laws of the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We entered into a business combination agreement, dated as of January 18, 2022 with ProKidney LP (“PKLP”) (the “Business Combination”). As a result of the closing (the “Closing”) of the Business Combination, our name was changed from Social Capital Suvretta Holdings Corp. III to ProKidney Corp. We are organized in an umbrella partnership-C corporation structure, and the Company’s direct assets consist of common units in the combined company (“Post-Combination ProKidney Common Units”) and all of the issued and outstanding equity interests of ProKidney Corp. GP Limited, which became the general partner of PKLP upon the Closing. Substantially all of the operating assets and business of the Company are held or conducted indirectly through PKLP.

Our corporate headquarters are located at 2000 Frontis Plaza Boulevard, Suite 250, Winston-Salem, North Carolina 27103 and our telephone number is (336) 999-7029. We maintain a website at www.prokidney.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Offerings Under This Prospectus

Under this prospectus, we may offer our Class A ordinary shares and preference shares, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $500,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks and uncertainties and all of the other information, documents or reports included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, which are incorporated herein by reference (as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act), as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the risks set forth in such “Risk Factors” disclosures actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our securities offered by this prospectus could decline, and you may lose all or part of your investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business. See “Where You Can Find More Information” included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, potential results of our drug development efforts or trials, the effects of competition and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:

•	our ability to maintain the listing of our Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”);

•	our ability to manage our growth effectively;

•	the success, cost and timing of our product development activities;

•	the potential attributes and benefits of our product candidates, and if approved, our products;

•	our ability to manufacture REACT, our lead product candidate;

•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

•	our ability to identify, in-license or acquire additional technology;

•	our ability to maintain our existing license, manufacturing and supply agreements;

•	our reliance on third parties to conduct, supervise and monitor a certain portion of our research and nonclinical testing and clinical trials for REACT;

•

our ability to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney disease, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products, and the ability of each to serve those markets, either alone or in partnership with others;

•	changes in applicable laws or regulations;

•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•	our ability to raise financing in the future;

•	our financial performance;

•	our intellectual property rights;

•	security breaches with respect to computer systems;

•	economic downturns and political and market conditions beyond our control;

•	the anticipated use of proceeds from this offering, if any; and

•	other factors details under the section titled “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this prospectus and of our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus, if any, for clinical trial costs and other research and development expenses, continued investment in our drug development platform, for our pre-commercial and commercial activities, including our commercial manufacturing facility, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any public offering price, dealer purchase price, discount, or commission may be changed from time to time.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

Our Class A ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our Class A ordinary shares but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us and our respective subsidiaries, in the ordinary course of their business.

DESCRIPTION OF SHARES

The following is a brief description of the material provisions of our shares. Our Class A ordinary shares are the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by our Second Amended and Restated Memorandum and Articles of Association (our “Charter”) and the applicable provisions of the Companies Act of the Cayman Islands, as amended (the “Companies Act”). We encourage you to read our Charter and the applicable provisions of the Companies Act for more information.

Authorized and Outstanding Shares

Our Charter authorizes the issuance of up to 1,005,000,000 shares, consisting of:

•	500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”);

•	500,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”); and

•	5,000,000 preference shares, par value $0.0001 per share (“preference shares”).

As of November 14, 2023, we had 67,136,714 Class A ordinary shares and 168,297,916 Class B ordinary shares outstanding and approximately 42 holders of Class A ordinary shares and 3 holders of Class B ordinary shares of record.

Class A Ordinary Shares

Voting Rights

Each holder of Class A ordinary shares is entitled to one vote for each Class A ordinary share held of record by such holder on all matters on which shareholders generally are entitled to vote. The holders of the Class A ordinary shares do not have cumulative voting rights in the appointment of directors. Generally, all matters to be voted on by shareholders must be approved by a resolution passed by the holders of not less than a simple majority of ordinary shares entitled to vote in person or represented by proxy, with Class A shareholders and Class B shareholders voting together as a single class. Notwithstanding the foregoing, the holders of the outstanding Class A ordinary shares are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such Class A ordinary shares in a manner that has an adverse effect upon such rights.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preference shares, the holders of Class A ordinary shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors (“Board”) out of funds legally available therefor. All dividends are subject to certain restrictions under Cayman Islands law, namely that we may only pay dividends out of profits or share premium account, and provided always that, in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Class A ordinary shares are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preference shares or any class or series of shares having a preference over our Class A ordinary shares, then outstanding, if any.

Preemptive or Other Rights

The holders of our Class A ordinary shares have no preemptive or conversion rights or other subscription rights (other than in connection with certain issuances of common units under the second amended and restated limited partnership agreement of ProKidney LP (the “Second Amended and Restated ProKidney Limited Partnership Agreement”)). There are no redemption or sinking fund provisions applicable to our Class A ordinary shares. The rights, preferences and privileges of holders of our Class A ordinary shares will be subject to those of the holders of any preference shares we may issue in the future.

Class B Ordinary Shares

Voting Rights

Each holder of our Class B ordinary shares is entitled to one vote for each Class B ordinary share held of record by such holder on all matters on which shareholders generally are entitled to vote. The holders of our Class B ordinary shares do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by all shareholders present in person or represented by proxy, with Class A shareholders and Class B shareholders voting together as a single class. Notwithstanding the foregoing, the holders of our outstanding Class B ordinary shares are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such Class B ordinary shares in a manner that has an adverse effect upon such rights.

Dividend Rights

The holders of our Class B ordinary shares will not participate in any dividends declared by our Board.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Class B ordinary shares are entitled to a ratable amount equal to the capital paid up on such Class B ordinary shares of all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preference shares or any class or series of shares having a preference over our Class B ordinary shares, then outstanding, if any. Our Class B ordinary shares shall not carry any other right to participate in our profits or assets.

Preemptive or Other Rights

The holders of our Class B ordinary shares do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to our Class B ordinary shares.

Issuance and Forfeiture of Class B Ordinary Shares

In the event that any of our outstanding Class B ordinary shares cease to be held directly or indirectly by a holder of an equal amount of units of ProKidney pursuant to the Second Amended and Restated ProKidney Limited Partnership Agreement (the “Post-Combination ProKidney Common Units”), such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional Class B ordinary shares other than in connection with the valid issuance or transfer of Post-Combination ProKidney Common Units in accordance with our governing documents.

Preference Shares

Our Charter provides that the Board has the authority, without further action by the holders of our ordinary shares, to establish one or more series of preference shares where issue of such series of preference shares is considered by the Board not to have an adverse effect upon rights attached to our Class A ordinary shares and Class B ordinary shares. Preference shares may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued shall not exceed the total number of preference shares authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such preference shares from time to time adopted by the Board pursuant to authority so to do which is expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of preference shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The issuance of preference shares may have the effect of delaying, deferring or preventing a change in control of ProKidney without further action by the shareholders. Additionally, the issuance of preference shares may adversely affect the holders of our ordinary shares by restricting dividends on our Class A ordinary shares, diluting the voting power of our Class A ordinary shares and Class B ordinary shares or subordinating the liquidation rights of our Class A ordinary shares and Class B ordinary shares. As a result of these or other factors, the issuance of preference shares could have an adverse impact on the market price of our Class A ordinary shares. At present, we have no plans to issue any preference shares.

Register of Members

Under Cayman Islands law, the Company must keep a register of members and there will be entered therein:

•

the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Certain Anti-Takeover Provisions of the Charter

Our Charter contains provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board. These provisions could also make it difficult for shareholders to take certain actions, including appointing directors who are not nominated by the members of the Board or taking other corporate actions, including effecting changes in our management. For instance, our Charter does not provide for cumulative voting in the appointment of directors and does provide for a classified board of directors with three-year staggered terms, which could delay the ability of shareholders to change the membership of a majority of the Board. The Board is empowered to appoint a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our Charter requires that shareholders must comply with certain procedures in order to nominate candidates to the Board or to propose matters to be acted upon at a shareholders’ meeting.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of ProKidney by means of a proxy contest, tender offer, merger or otherwise.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares voted at a shareholder meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect of shareholders, 75% in value of the shareholders or each class of shareholder who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose; or (ii) in respect of creditors, a majority in number representing 75% in value of creditors or each class of creditors who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of corporate and securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•

annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual shareholder meeting;

•	an exempted company may issue negotiable or bearer shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Class A ordinary shares are listed for quotation on the Nasdaq Capital Market, under the symbol “PROK.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

The debt securities (“Debt Securities”) will be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities, if any, each a Subsidiary Guarantor, if applicable, and a trustee to be determined, the Trustee. Senior Debt Securities will be issued under a senior indenture (“Senior Indenture”) and Subordinated Debt Securities will be issued under a subordinated indenture (“Subordinated Indenture” and together with the Senior Indenture, the “Indentures”). The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

The Indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. The following summaries of material provisions of the Debt Securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither Indenture limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that the specific terms of the Debt Securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the Debt Securities:

•	the title of the Debt Securities;

•	the aggregate principal amount and any limit on the aggregate principal amount of the Debt Securities;

•	the currency or units based on or relating to currencies in which Debt Securities are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of Debt Securities in global form, the terms of any global securities and who the depositary will be;

•	whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	whether the Indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to Debt Securities;

•	the denominations in which we will issue Debt Securities, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and date interest will begin to accrue, that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the events of default;

•

whether the Debt Securities are convertible into our Class A ordinary shares and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, or original issue discount securities (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which Debt Securities may be convertible into or exchangeable for our Class A ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our Class A ordinary shares or our other securities that the holders of the series of Debt Securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The Indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the Indentures or the Debt Securities, as appropriate, satisfactory in form to the debenture trustee.

Unless we state otherwise in the applicable prospectus supplement, the Debt Securities will not contain any provisions that may afford holders of the Debt Securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of Debt Securities.

Events of Default Under the Indenture

The following are events of default under the Indentures with respect to any series of Debt Securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the Debt Securities of such series or the applicable Indentures, other than a covenant specifically relating to and for the benefit of holders of another series of Debt Securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under any applicable Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all Debt Securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to Debt Securities of any series, the holders of a majority in principal amount of the outstanding Debt Securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities) default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the applicable Indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of Debt Securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the Debt Securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will only have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities. We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable Indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable Indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the Indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of Debt Securities of any series issued pursuant to such Indenture.

In addition, under the Indentures, the rights of holders of a series of Debt Securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) may on behalf of the holders of all Debt Securities of that series waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all the Debt Securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of Debt Securities of the series;

•	replace stolen, lost or mutilated Debt Securities of the series;

•	duly and punctually pay or cause to be paid amounts owing with respect to the Debt Securities;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange or in the applicable Indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of 15 business days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the debenture trustee under such Indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any Debt Securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any Debt Securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated Debt Securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The Indentures do not limit the amount of indebtedness we may incur. The Indentures also do not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A ordinary shares, preference shares and/or Debt Securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our Class A ordinary shares and the number of Class A ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preference shares, the number of preference shares to be received upon exercise, and a description of that series of our preference shares;

•	if applicable, the exercise price for our Debt Securities, the amount of Debt Securities to be received upon exercise, and a description of that series of Debt Securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the Class A ordinary shares, preference shares and/or Debt Securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase our Class A ordinary shares, our preference shares or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, Debt Securities, preference shares, Class A ordinary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the shareholders entitled to the rights distribution;

•	the aggregate number of Class A ordinary shares, preference shares or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether shareholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of Class A ordinary shares, preference shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Class A ordinary shares, preference shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of our Class A ordinary shares, our preference shares one or more Debt Securities, warrants or rights for the purchase of Class A ordinary shares, preference shares and/or Debt Securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Shares,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any Class A ordinary shares, preference shares, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN MATERIAL U.S. FEDERAL INCOME AND CAYMAN ISLANDS TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement may also describe certain Cayman Islands income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of the Cayman Islands, whether the payment of dividends or distributions, if any, on the Securities will be subject Cayman Islands non-resident withholding tax.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain matters of U.S. law will be passed upon for us by Davis Polk & Wardwell LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of certain matters of Cayman Islands law including with respect to our Class A ordinary shares and preference shares will be passed on for us by Walkers LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ProKidney appearing in ProKidney’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.prokidney.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023, as amended on April 27, 2023;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 11, 2023, August 10, 2023 and November 14, 2023, respectively;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024 that are deemed “filed” with the SEC under the Exchange Act;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2023, January 19, 2023, February 6, 2023, March 6, 2023, June 16, 2023, June 30, 2023, July 18, 2023, and November 13, 2023;

•

the description of our Class  A ordinary shares contained in our registration statement on Form 8-A12B filed June 29, 2021, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report, performance graph and the certifications of our chief executive officer and chief financial officer required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (included in or accompanying our latest Annual Report on Form 10-K incorporated by reference herein) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to:

ProKidney Corp.

c/o 2000 Frontis Plaza Blvd, Suite 250

Winston-Salem, NC 27103

Attn: Todd Girolamo

Telephone: (336) 999-7028

You may also access these documents on our website, http://www.prokidney.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$125,000,000 of Class A Ordinary Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

J.P. Morgan

Guggenheim Securities

Co-Manager

PJT Partners

June  , 2024